EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

     Press Release

Re: Shareholder Circular and Notice of Extraordinary General Meeting

Basingstoke, UK and Philadelphia, US – June 27, 2005 – Shire Pharmaceuticals Group plc (“Shire”) (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) today announced the date of an Extraordinary General Meeting (“EGM”) of its shareholders to approve the proposed acquisition of Transkaryotic Therapies, Inc. (“TKT”). The EGM will be held on Wednesday July 27, 2005 at 2:00 pm BST at the offices of Goldman Sachs International in London, located at River Court, 7th Floor, 120 Fleet Street, London EC4A 2BB.

Shire today posted a circular to its shareholders (the “Circular”) relating to its proposed acquisition of TKT. A copy of the Circular, which contains the notice of the EGM, has been submitted to the UK Listing Authority and is available for inspection at the Document Viewing Facility, which is situated at The Financial Services Authority, 25 The North Colonnade, Canary Wharf, London E14 5HS, tel. +44 20 7066 1000. A copy of this Circular will also be made available on Wednesday, June 29, 2005 at www.shire.com in the Investor Relations section.

As previously announced on April 21, 2005, Shire and TKT signed a definitive agreement by which Shire has agreed to acquire TKT for $37.00 per common share in cash, or approximately $1.6 billion. The transaction is subject to shareholders’ approval of both companies and other customary closing conditions. Subject to satisfaction of these conditions, Shire expects to complete on Thursday July 28, 2005.

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For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+	44 1256 894 160
	Brian Piper (North America)	+	1 484 595 8252

Media	Jessica Mann (Rest of the World)	+	44 1256 894 280
	Matthew Cabrey (North America)	+	1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's ADHD franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to Health Canada's suspension of ADDERALL XR® sales in Canada and the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), SPD480 (ulcerative colitis) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire’s ability to consummate and benefit from its proposed acquisition of TKT, Shire's ability to secure new products for commercialization and/or development and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.